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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the amended Registration Statements (Form S-3 No. 333-71452-01) and (Form S-4 No. 333-60355-01) of AIMCO Properties, L.P. and in the related Prospectuses of our report dated February 12, 2004, except for Note 22, as to which the date is February 24, 2004, with respect to the consolidated financial statements and schedule of AIMCO Properties, L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

Denver, Colorado
March 8, 2004

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CONSENT OF INDEPENDENT AUDITORS